Exhibit 99.1

NRD CAPITAL COMPLETES ACQUISITION OF RUBY TUESDAY

Maryville, TN – December 21, 2017 – Ruby Tuesday, Inc. (NYSE: RT) (“Ruby Tuesday”) and NRD Capital (“NRD”), an Atlanta-based private equity firm that specializes in franchised and multi-location business investments, today announced the successful acquisition of Ruby Tuesday by a fund managed by NRD. The acquisition was announced on October 16, 2017, and the transaction closed and became effective today.

Under the terms of the transaction, Company shareholders will receive $2.40 per share in cash for each share they own, without interest and less any applicable withholding taxes. At a Special Meeting of Shareholders held yesterday in New York, NY, shareholders approved the transaction by a large majority.

In connection with the completion of the acquisition, Ruby Tuesday (i) entered into a new credit facility for a secured term loan in the amount of $115,000,000 and a new $12,500,000 secured revolving credit facility; (ii) paid all amounts due under its prior credit facility with UBS AG, Stamford Branch, as administrative agent and issuing bank, and terminated such credit facility; and (iii) provided notice of an optional redemption to the holders of its 7.625% Senior Notes due 2020 pursuant to which the Company has elected to redeem $212,546,000 in principal amount of the outstanding Notes on January 20, 2018.

As a result of the completion of the acquisition, Ruby Tuesday’s common stock will cease trading on the New York Stock Exchange. The Company also will make the necessary filings with the Securities and Exchange Commission to end its reporting obligations under the Securities Exchange Act of 1934, as amended.

About Ruby Tuesday, Inc.

Ruby Tuesday, Inc. owns and franchises Ruby Tuesday brand restaurants. As of December 1, 2017, there were 596 Ruby Tuesday restaurants in 41 states, 14 foreign countries, and Guam. Of those restaurants, the company owns and operates 541 Ruby Tuesday restaurants and franchises 55 Ruby Tuesday restaurants. The company-owned and operated restaurants are concentrated primarily in the Southeast, Northeast, Mid-Atlantic, and Midwest of the United States, which are considered to be the company’s core markets.

About NRD Capital

NRD Capital invests in brands that offer superior products or services and compelling unit-level economics in order to help them strategically grow through the power of franchising. The fund was founded in 2014 by Aziz Hashim, one of the world’s leading experts on franchising, with the goal of leveraging operational and financial experience to position high quality brands for accelerated but responsible growth. The differentiated private equity fund takes a unique approach to investing, applying operating expertise and leveraging its wide network of franchisees, in addition to infusing capital in its portfolio companies.

Forward Looking Statements

Certain statements in this communication regarding the transaction between Ruby Tuesday and NRD are “forward-looking” statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. These forward-looking statements, which are subject to risks, uncertainties and assumptions about Ruby Tuesday and NRD, may include projections of their respective future financial performance, their respective anticipated growth strategies and anticipated trends in their respective businesses. These statements are only predictions based on current expectations and projections about future events. There are important factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the risk factors set forth in Ruby Tuesday’s definitive proxy statement, most recent report on Form 10-K, Form 10-Q and other documents on file with the SEC.

Ruby Tuesday’s forward-looking statements are based on assumptions that Ruby Tuesday believes to be reasonable but that may not prove to be accurate. Neither Ruby Tuesday nor NRD can guarantee future results, level of activity, performance or achievements. Moreover, neither Ruby Tuesday nor NRD assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Ruby Tuesday and NRD assume no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Contacts:

Media

ICR

Christine Beggan, 203-682-8329

RubyTuesday@icrinc.com

Or

Investors

ICR

Melissa Calandruccio, CFA, 646-277-1273

RubyTuesdayIR@icrinc.com